    As filed with the Securities and Exchange Commission on August 28, 1998
                                                    Registration No. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                      WORLDTALK COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                     77-0303581
          (State of incorporation)                          (I.R.S. employer
                                                           identification no.)

                            5515 OLD IRONSIDES DRIVE
                          SANTA CLARA, CALIFORNIA 95054
                    (Address of principal executive offices)


                           1996 EQUITY INCENTIVE PLAN
                            (Full title of the plan)


                              BERNARD HARGUINDEGUY
                             CHIEF EXECUTIVE OFFICER
                      WORLDTALK COMMUNICATIONS CORPORATION
                            5155 OLD IRONSIDES DRIVE
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 567-1500
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                              Gail E. Suniga, Esq.
                             Tyler R. Cozzens, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306


                                CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                      AMOUNT      PROPOSED MAXIMUM    PROPOSED MAXIMUM   AMOUNT OF
TITLE OF SECURITIES TO BE              TO BE     OFFERING PRICE PER      AGGREGATE      REGISTRATION
REGISTERED                          REGISTERED          SHARE          OFFERING PRICE       FEE
-----------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per
share                               1,000,000(1)     $3.3125(2)         $3,312,500(2)     $977.19

=====================================================================================================

(1) Additional shares available for issuance pursuant to exercise of options granted or to be granted pursuant to the 1996 Equity Incentive Plan.

(2) Estimated as of August 24, 1998 pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee.

                      WORLDTALK COMMUNICATIONS CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") to include an additional 1,000,000 shares of the Registrant's Common Stock issuable under the Worldtalk Communications Corporation 1996 Equity Incentive Plan, as amended through June 12, 1998 (the "Plan"). The contents of the Registrant's Registration Statement on Form S-8 (Commission File No. 333-3510) and the Registrant's Registration Statement on Form S-8 (Commission File No. 333-32925), previously filed with the Commission on April 12, 1996 and August 6, 1997, respectively, with respect to the Plan are incorporated herein by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Commission are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed on March 31, 1998 pursuant to
                Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which Annual Report contains audited financial statements for the fiscal year ended December 31, 1997; and

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed on May 15, 1998 pursuant to Section 13(a) of the Exchange Act.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        As to named experts and counsel, Item 5 is inapplicable.

ITEM 8.  EXHIBITS.

        4.01    Registrant's 1996 Equity Incentive Plan, as amended.

        5.01 Opinion of Fenwick & West LLP regarding legality of securities being registered.

        23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02   Consent of KPMG Peat Marwick LLP, Independent Auditors.

        24.01   Power of Attorney (see page 3).


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
                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 24th day of August 1998.

                                WORLDTALK COMMUNICATIONS CORPORATION

                                By:  /s/ Bernard Harguindeguy
                                   ---------------------------------------
                                     Bernard Harguindeguy
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Bernard Harguindeguy and Todd Hagen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                                 TITLE                              DATE
        ---------                                 -----                              ----
PRINCIPAL EXECUTIVE OFFICER:

  /s/ Bernard Harguindeguy          President and Chief Executive Officer          August 24, 1998
-------------------------------
Bernard Harguindeguy

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

  /s/ Todd Hagen                    Vice President, Finance and Administration,    August 24, 1998
-------------------------------     Chief Financial Officer and Secretary
Todd Hagen

DIRECTORS:

  /s/ Bernard Harguindeguy                   Director                              August 24, 1998
-------------------------------
Bernard Harguindeguy

  /s/ David J. Cowan                         Director                              August 4, 1998
-------------------------------
David J. Cowan

  /s/ Max D. Hopper                          Director                              August 24, 1998
-------------------------------
Max D. Hopper

                                             Director
-------------------------------
Anthony Sun

  /s/ Wade Woodson                           Director                              August 24, 1998
-------------------------------
Wade Woodson


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
                                  EXHIBIT INDEX


            Exhibit No.                      Description
            -----------                      -----------
               4.01           Registrant's 1996 Equity Incentive Plan, as
                              amended.

               5.01 Opinion of Fenwick & West LLP concerning legality of securities being registered.

               23.01          Consent of Fenwick & West LLP (included in Exhibit
                              5.01).

               23.02          Consent of KPMG Peat Marwick LLP, Independent
                              Auditors.

               24.01          Power of Attorney (see page 3).


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